UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12

SILVER BULL RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SILVER BULL RESOURCES, INC.
777 Dunsmuir Street, Suite 1610
Vancouver, British Columbia V7Y 1K4

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, APRIL 19, 2018

To the Shareholders of Silver Bull Resources, Inc.:
The Annual Meeting of Shareholders of Silver Bull Resources, Inc., a Nevada corporation (the "Company"), will be held at the offices of Blake, Cassels & Graydon LLP at Suite 2600, 595 Burrard Street, Vancouver, British Columbia V7X 1L3, on Thursday, April 19, 2018 at 10:00 a.m. local time for the purpose of considering and voting upon proposals to:
1.	Elect four (4) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and qualified;
2.	Ratify and approve the appointment of Smythe LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2018;
3.	Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers; and
4.	Transact such other business as may lawfully come before the meeting or any adjournment(s) or postponement(s) thereof.
The Board of Directors has fixed the close of business on Thursday, February 22, 2018 as the record date for determination of the shareholders entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof.  This Notice of Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about Tuesday, February 27, 2018.
Under the U.S. Securities and Exchange Commission and Canadian securities rules, we have elected to use the Internet for delivery of our annual meeting materials to our shareholders, enabling us to provide them with the information they need, while lowering the costs of delivery and reducing the environmental impact associated with our annual meeting.  Our proxy materials are available at www.proxyvote.com.  We also post our proxy materials on our website at http://www.silverbullresources.com/s/agm.asp.
We cordially invite you to attend the annual meeting.  Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting.  Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.
Thank you for your support.
BY ORDER OF THE BOARD OF DIRECTORS, BRIAN EDGAR, CHAIRMAN

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 19, 2018

Our Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available at
www.proxyvote.com

2018 PROXY STATEMENT
TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
MANAGEMENT	7
EXECUTIVE COMPENSATION	14
SUMMARY COMPENSATION TABLE	14
COMPENSATION DISCUSSION AND ANALYSIS	15
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	22
GRANTS OF PLAN-BASED AWARDS	23
DIRECTOR COMPENSATION	25
INDEPENDENT PUBLIC ACCOUNTANTS	26
REPORT OF THE AUDIT COMMITTEE	27
REPORT OF THE COMPENSATION COMMITTEE	28
PROPOSAL ONE: ELECTION OF DIRECTORS	28
PROPOSAL TWO: RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
PROPOSAL THREE: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	29
ANNUAL REPORT TO SHAREHOLDERS	30
OTHER MATTERS	30
SHAREHOLDER PROPOSALS	30

i

SILVER BULL RESOURCES, INC.
777 Dunsmuir Street, Suite 1610
Vancouver, British Columbia V7Y 1K4

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, APRIL 19, 2018

ABOUT THE ANNUAL MEETING
This proxy statement (the "Proxy Statement") is furnished to shareholders of Silver Bull Resources, Inc. ("Silver Bull" or the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of Silver Bull, on behalf of the Company, to be voted at the Annual Meeting of Shareholders (the "Meeting").  The Meeting will be held at the offices of Blake, Cassels & Graydon LLP at Suite 2600, 595 Burrard Street, Vancouver, British Columbia V7X 1L3, on Thursday, April 19, 2018 at 10:00 a.m. local time, or at any adjournment or postponement thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
This year, we have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission ("SEC") and Canadian securities regulators' "notice and access" rules.  Our proxy materials are available at www.proxyvote.com.  We also post our proxy materials on our website at http://www.silverbullresources.com/s/agm.asp.  This Notice of Annual Meeting of Shareholders and related proxy materials are being made available to shareholders beginning on or about Tuesday, February 27, 2018.
All references to currency in this Proxy Statement are in U.S. dollars, unless otherwise indicated.
Notice of Internet Availability of Proxy Materials
On or about Tuesday, February 27, 2018, we will furnish a Notice of Internet Availability of Proxy Materials ("Notice") to our shareholders containing instructions on how to access the proxy materials and vote online.  In addition, instructions on how to request a printed copy of these materials may be found on the Notice.  If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice.  Your vote is important regardless of the extent of your holdings.
Solicitation Costs
The cost of preparing and mailing the Notice, handling requests for proxy materials, and the cost of solicitation of proxies on behalf of the Board will be borne by the Company.  Proxies may be solicited personally or via mail, telephone or facsimile by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations.  While no arrangements have been made to date, the Company may contract for the solicitation of proxies for the Meeting.  Such arrangements would include customary fees, which would be borne by the Company.

Dissenters Rights
The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Nevada corporation have the right to dissent under the Nevada Private Corporations Chapter of the Nevada Revised Statutes, Nev. Rev. Stat. 78.
What is the purpose of the Meeting?
At our Meeting, shareholders will vote on the following items of business:
1.	Elect four (4) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and qualified;
2.	Ratify and approve the appointment of Smythe LLP ("Smythe") as our independent registered public accounting firm for the fiscal year ending October 31, 2018; and
3.	Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in this Proxy Statement.
You will also vote on such other matters as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.
What are the Board's recommendations?
Our Board recommends that you vote:
1.	"FOR" the election of the four (4) nominated directors;
2.	"FOR" the ratification and approval of the appointment of Smythe as our independent registered public accounting firm for the fiscal year ending October 31, 2018; and
3.	"FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers.
Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Meeting, except those described in this Proxy Statement.  However, if any other matters should properly come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on the matters.
What shares are entitled to vote?
As of the close of business on Thursday, February 22, 2018, the record date for the Meeting, we had 200,597,342 shares of the Company's Common Stock outstanding.  Each share of our Common Stock outstanding on the record date is entitled to one vote on all items being voted on at the Meeting.  You can vote all of the shares that you owned on the record date.  These shares include (1) shares held directly in your name as the shareholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.
What is required to approve each item and how will abstentions and "broker non-votes" be counted?
1.
For Proposal One (election of directors), four (4) candidates will be elected by a plurality vote, however, pursuant to our Majority Voting Policy, any director that fails to receive a majority of the votes cast (in person or by proxy) "for" such candidate, is required to tender his written resignation to the Board.  See "Majority Voting Policy" below.  "Broker non-votes" are not counted for determining the number of votes cast "for" or "withheld" for such candidate and therefore have no effect on the outcome of the vote.

2.
For Proposal Two (ratification and approval of the appointment of independent auditors), the affirmative vote of the majority of votes cast (in person or by proxy) at the Meeting is required for ratification and approval.  Abstentions and "broker non-votes" are not counted for determining the number of votes cast for or against this proposal and therefore have no effect on the outcome of the vote.

3.
For Proposal Three (advisory vote on executive compensation), the affirmative vote of the majority of votes cast (in person or by proxy) at the Meeting is required.  Abstentions and "broker non-votes" are not counted for determining the number of votes cast for or against this proposal and therefore have no effect on the outcome of the vote.  Because your vote on this proposal is advisory, it will not be binding on the Board or the Company.  However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How do I vote my shares?
Each share of Common Stock that you own entitles you to one vote.  Your Notice or proxy card shows the number of shares of Common Stock that you own.  You may elect to vote in one of the following methods:
☐	By Mail – If you have requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.
☐	By Internet – If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.
☐	By Telephone – You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.
☐
In Person – You may attend the Meeting and vote in person.  We will give you a ballot when you arrive.  If your stock is held in the name of your broker, bank or another nominee (a "Nominee"), then you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

If your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice or proxy materials, as applicable, are being forwarded to you by that organization.  Your Voting Instruction Form from Broadridge Financial Solutions, Inc. ("Broadridge") or your Notice provides information on how to vote your shares.  The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on "routine" matters such as ratification and approval of the appointment of auditors but cannot vote on "non-routine" matters, such as Proposal One (election of directors) or Proposal Three (advisory vote on executive compensation).  Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a "non-routine" matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.  This is generally referred to as a "broker non-vote."
Proxies submitted properly by one of the methods discussed above will be voted in accordance with the instructions contained therein.  If the proxy is submitted but voting directions are not provided, the proxy will be voted "FOR" each of the four (4) director nominees, "FOR" the ratification and approval of the appointment of Smythe as our independent registered public accounting firm for the fiscal year ending October 31, 2018, "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers, and in such manner as the proxy holders named on the proxy, in their discretion, determine upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.
Who may attend the Meeting?
All shareholders as of the record date, or their duly appointed proxies, may attend the Meeting.  If you are not a shareholder of record but hold shares through a broker or bank (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of February 22, 2018, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership.  Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

How may I vote my shares in person at the Meeting?
Shares held in your name as the shareholder of record may be voted in person at the Meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions prior to the Meeting as described below so that your vote will be counted if you later decide not to attend the Meeting.
May I change my vote or revoke my proxy after I return my proxy card?
Yes.  Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the Meeting by (1) delivering a written notice of your revocation to our principal executive office, if sent by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1610, P.O. Box 10427, Vancouver, British Columbia, V7Y 1K4, Canada, or, if sent other than by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1610, Vancouver, British Columbia, V7Y 1K4, Canada; or (2) executing and delivering a later dated proxy.  In addition, the powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy.
What constitutes a quorum?
The presence, in person or by proxy, of one-third of the shares of Common Stock outstanding as of the record date constitutes a quorum for the transaction of business at the Meeting.  In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.  Abstentions and "broker non-votes" as to particular matters are counted for purposes of determining whether a quorum is present at the Meeting.  A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account.  You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.
How may I vote on each of the proposals?
For the election of directors pursuant to Proposal One, you may vote "FOR" any nominee, or you may indicate that you wish to withhold authority to vote for one or more of the nominees being proposed.
For Proposal Two, you may vote "FOR" or "AGAINST" the proposal, or you may indicate that you wish to "ABSTAIN" from voting on the proposal.
For Proposal Three, you may vote "FOR" or "AGAINST" the proposal, or you may indicate that you wish to "ABSTAIN" from voting on the proposal.

Who will count the proxy votes?
Votes at the Meeting will be tabulated by one or more inspectors of election who will be appointed by the Chairman of the meeting and who will not be candidates for election to the Board.  We have retained Broadridge to act as the inspector of election for the Meeting.
How will voting on any other business be conducted?
We do not expect any matters to be presented for a vote at the Meeting other than the matters described in this Proxy Statement.  If you grant a proxy, either of the officers named as proxy holder, Timothy Barry or Sean Fallis, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Meeting.

SECURITY OWNERSHIP OF
 CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Management
The number of shares of the Company's Common Stock outstanding as of the record date of February 22, 2018 was 200,597,342.  The following table sets forth as of the record date the number of shares of the Company's Common Stock beneficially owned by each of the Company's directors, nominees and named executive officers and the number of shares beneficially owned by all of the directors, nominee, and named executive officers as a group:
Name and Address of Beneficial Owner (1)	Position	Amount and Nature of Beneficial Ownership (2)		Percent of Common Stock

Brian Edgar	Chairman and Director	8,876,958	(3)	4.36%

Timothy Barry	President, Chief Executive Officer and Director	4,139,666	(4)	2.03%

Daniel Kunz	Director	563,333	(5)	*

John McClintock	Director	538,333	(6)	*

Sean Fallis	Chief Financial Officer	2,853,333	(7)	1.40%

All directors, nominees, and executive officers as a group (5 persons)		16,971,623		8.06%
_________________________

*	The percentage of Common Stock beneficially owned is less than one percent (1%).
(1)	The address of these persons is c/o Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1610, Vancouver, British Columbia V7Y 1K4.
(2)	Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(3)
Consists of (i) 5,650,815 shares of Common Stock held directly, (ii) 2,933,333 stock options, which are vested or will vest within 60 days and (iii) 292,810 shares of Common Stock owned by Tortuga Investments Corp., a company wholly owned by Mr. Edgar.

(4)	Consists of (i) 1,023,000 shares of Common Stock held directly and (ii) 3,116,666 stock options, which are vested or will vest within 60 days.
(5)	Consists of (i) 25,000 shares held directly and (ii) 538,333 stock options, which are vested or will vest within 60 days.
(6)	Consists of 538,333 stock options, which are vested or will vest within 60 days.
(7)	Consists of (i) 20,000 shares of Common Stock held directly and (ii) 2,833,333 stock options, which are vested or will vest within 60 days.

Security Ownership of Certain Beneficial Owners
The following table sets forth the beneficial ownership of the Company's Common Stock as of February 22, 2018 by each person (other than the director nominees and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Ibex Microcap Fund LLLP (2)	17,448,156	8.7%
Sprott Inc. (3)	11,822,650	5.9%
_________________________

(1)	Calculated in accordance with Rule 13d-3 under the Exchange Act.
(2)
This information is based on a Form 13G/A filed on February 2, 2018 by Ibex Microcap Fund LLLP, formerly known as Lazarus Investment Partners LLLP, ("Ibex Microcap").  Ibex Investors LLC, formerly known as Lazarus Management Company LLC ("Ibex Investors"), is the investment advisor of Ibex Microcap and Lazarus Macro Micro Partners LLLP ("Macro Micro Partners").  Justin B. Borus is the manager of Ibex Investors.  As a result, Mr. Borus may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Ibex Investors.  The foregoing should not be construed in and of itself as an admission by Ibex Investors or Mr. Borus as to beneficial ownership of the shares owned by Ibex Microcap or Macro Micro Partners.  Each of Ibex Investors and Mr. Borus disclaims beneficial ownership of the securities set forth above, except to the extent of its or his pecuniary interests therein.  The securities set forth above consist of 17,437,856 shares of Common Stock held by Ibex Investors and 10,300 shares of Common Stock held by Macro Micro Partners.  The principal address of each of Ibex Microcap, Ibex Investors, Macro Micro Partners and Mr. Borus is 3200 Cherry Creek South Drive, Suite 670, Denver, Colorado 80209.

(3) This information is based on a Form 13G filed on August 10, 2017 by Sprott Inc. ("Sprott"). The principal address of Sprott is 200 Bay Street, Suite 2600, Toronto, ON M5J 2J1.

MANAGEMENT
Identification of Directors and Executive Officers
The table below sets forth the names, titles, and ages of each of the nominees standing for election to the Company's Board and its executive officers as of the record date.  There are no family relationships among any of the directors, executive officers and/or director/nominees of the Company.
Except as described herein, there was no agreement or understanding between the Company and any director or executive officer pursuant to which he was selected as an officer or director, although certain of the Company's executive officers have entered into employment agreements with the Company.
Name	Current Position	Age	Year Initially Appointed as Officer or Director
Brian Edgar	Chairman and Director	68	2010
Timothy Barry	President, Chief Executive Officer and Director	42	2010
Daniel Kunz	Director	65	2011
John McClintock	Director	66	2012
Sean Fallis	Chief Financial Officer	38	2011

Brian Edgar  Mr. Edgar was appointed Chairman of the Board of Directors in April 2010.  Mr. Edgar has broad experience working in junior and mid-size natural resource companies.  He previously served as Dome's President and Chief Executive Officer from February 2005 until it was acquired by Silver Bull in April 2010.  Further, Mr. Edgar served on Dome's board of directors from 1998 to 2010.  Mr. Edgar currently serves as a director of BlackPearl Resources Inc., Denison Mines Corp., Lucara Diamond Corp., and ShaMaran Petroleum Corp.  Mr. Edgar practiced corporate/securities law in Vancouver, British Columbia, Canada for 16 years.

Timothy Barry  Mr. Barry has served as a director, President and Chief Executive Officer of Silver Bull since March 2011.  From August 2010 to March 2011, he served as our Vice President – Exploration.  Between 2006 and August 2010, Mr. Barry spent five years working as Chief Geologist in West and Central Africa for Dome.  During this time, he managed all aspects of Dome's exploration programs, as well as oversaw corporate compliance for Dome's various subsidiaries.  Mr. Barry also served on Dome's board of directors.  In 2005, he worked as a project geologist in Mongolia for Entree Gold, a company that has a significant stake in the Oyu Tolgoi mine in Mongolia.  Between 1998 and 2005, Mr. Barry worked as an exploration geologist for Ross River Minerals on its El Pulpo copper/gold project in Sinaloa, Mexico, for Canabrava Diamonds on its exploration programs in the James Bay lowlands in Ontario, Canada, and for Homestake on its Plutonic Gold Mine in Western Australia.  He has also worked as a mapping geologist for the Geological Survey of Canada in the Coast Mountains, and as a research assistant at the University of British Columbia, where he examined the potential of CO2 sequestration in Canada using ultramafic rocks.  Mr. Barry received a bachelor of science from the University of Otago in Dundein, New Zealand and is a Chartered Professional Geologist (CPAusIMM).  He also serves on the board of directors of Sanatana Resources, Inc., a junior exploration company listed on the TSX Venture Exchange.
Daniel J. Kunz  Mr. Kunz has more than 35 years of experience in international mining, energy, engineering and construction, including executive, business development, management, accounting, finance and operations.  He is the Founder, Chairman and CEO of Gold Torrent, Inc., a startup gold mine development company.  In addition, Mr. Kunz is the Founder and from 2003 until he retired in April 2013 was the President and CEO and a director of U.S. Geothermal, Inc., a renewable energy company that owns and operates geothermal power plants in Idaho, Oregon, and Nevada.  Mr. Kunz was Senior Vice President and Chief Operating Officer of Ivanhoe Mines Ltd. from 1997 to October 31, 2000, and served as its President, Chief Executive Officer and Director from November 1, 2000 to March 1, 2003.  He was part of the team that discovered Oyu Tolgoi, one of the world's largest copper-gold deposits.  From March 2, 2003 to March 8, 2004, Mr. Kunz served as President and CEO of Jinshan Gold Mines Inc.  Mr. Kunz was Founder of MK Resources LLC, formerly known as the NASDAQ-listed company MK Gold Corporation, and directed the company's 1993 initial public offering as President, Director and CEO.  For 17 years, he held executive positions with NYSE-listed Morrison Knudsen Corporation (including Vice President and Controller).  Mr. Kunz holds a Masters of Business Administration and a Bachelor of Science in Engineering Science.  He is currently a director of Chesapeake Gold Corp., Gold Torrent, Inc., Greenbriar Capital Corp. and Gunpoint Exploration Ltd.
John McClintock  Mr. McClintock has a significant amount of experience in all facets of the mineral exploration business, which has come from managing large exploration organizations.  He currently serves as the President of McClintock Geological Management, which provides ongoing management services to Northisle Copper, Gold Inc.  From February 2007 to November 2008, Mr. McClintock served as President and CEO of Savant Explorations Ltd., a publicly-traded company on the TSX Venture Exchange.  From January 2006 to February 2007, he served as President and COO of Canarc Resources Corp., where he negotiated, among other things, a large land purchase in Mexico.  From November 2004 to December 2005, Mr. McClintock served as an Exploration Manager for BHP Billiton, where he ensured that the $80 million exploration budget focused on areas and commodities with maximum potential for corporate growth.  Mr. McClintock holds an MBA from Simon Fraser University and an undergraduate degree in geology, with honors, from the University of British Columbia.  He is a member of the Professional Engineers of British Columbia, the Prospectors and Developers Association of British Columbia, and the Association of Mineral Exploration of British Columbia.
Sean Fallis  Mr. Fallis was appointed Chief Financial Officer in April 2011.  From February 2011 to April 2011, he served as our Vice President – Finance.  From July 2008 to February 2011, Mr. Fallis served as the Corporate Controller for Rusoro Mining Ltd.  Prior to working at Rusoro Mining Ltd, he worked at PricewaterhouseCoopers as an Audit Senior Associate from January 2007 to June 2008, where he worked with both Canadian and U.S. publicly-listed companies in the audit and assurance practice.  At PricewaterhouseCoopers, Mr. Fallis focused on clients in the mining industry.  Further, he worked at Smythe LLP as a staff accountant from September 2004 to December 2006.  Mr. Fallis received a bachelor of science from Simon Fraser University in 2002 and is a CPA (Chartered Professional Accountant, British Columbia), CA.

Board Composition
Majority Voting Policy
The Board has adopted a Majority Voting Policy stipulating that shareholders shall be entitled to vote in favor of, or withhold from voting for, each individual director nominee at a shareholders' meeting.  If the number of shares "withheld" for any nominee exceeds the number of shares voted "for" such nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the chair of the Board.  The Corporate Governance and Nominating Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering, among other things, the stated reasons, if any, why certain shareholders "withheld" votes for the director, the qualifications of the director and whether the director's resignation from the Board would be in the best interests of the Company.  The Board must take formal action on the Corporate Governance and Nominating Committee's recommendation within 90 days and announce its decision by a press release.
According to the Majority Voting Policy, the affected director cannot participate in the deliberations of the Corporate Governance and Nominating Committee or the Board as to whether to consider his or her resignation.  The Majority Voting Policy applies only in circumstances involving an uncontested election of directors, meaning an election in which the number of nominees is equal to the number of directors to be elected.
The Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively.  The Company's Corporate Governance and Nominating Committee is charged with identifying, screening and/or appointing persons to serve on the Board.  The Corporate Governance and Nominating Committee evaluates nominees recommended by the shareholders using the same criteria it uses for other nominees.  In identifying Board candidates, it is the Company's goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company's nature while also reviewing other appropriate factors.  The Board believes that the process in place to identify candidates and elect directors allows the most qualified candidates to be appointed independently.
The Company believes that each of the persons standing for election to the Board at the Meeting has the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively.  With regard to the Board nominees, the following factors were among those considered that led to the Board's conclusion that each would make valuable contributions to the Board:
•
Brian Edgar:  The Board believes that Mr. Edgar is qualified to serve as a director of the Company because of his extensive experience working with junior and mid-size natural resource companies, as well as his experience with and general knowledge of the capital markets.

•
Timothy Barry:  The Board believes that Mr. Barry is qualified to serve as a director of the Company because of his geological education and background, and his significant experience with junior and mid-size natural resources companies, particularly early-stage natural resource companies.

•
Daniel Kunz:  The Board believes that Mr. Kunz is qualified to serve as a director of the Company because of his significant experience in international mining, engineering and construction projects, and his many years of senior management and director experience.

•
John McClintock:  The Board believes that Mr. McClintock is qualified to serve as a director of the Company because of his significant experience in all facets of the mineral exploration business, which includes managing large exploration organizations, as well as his education and general knowledge of the exploration industry.

Involvement in Certain Legal Proceedings
During the past ten years, none of the director nominees or persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of SEC Regulation S-K, including (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.
Transactions with Related Persons
Pursuant to its charter, our Audit Committee reviews and approves all related party transactions on an ongoing basis.  With the exception of customary employment agreements between the Company and its officers, which are described below under the heading Executive Compensation, there were no related party transactions between the Company and its officers, directors and significant shareholders during the fiscal years ended October 31, 2017 and October 31, 2016.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of the Company's outstanding Common Stock to file reports of ownership with the SEC.  Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during and for the Company's fiscal year ended October 31, 2017, there were no directors or officers or more than 10% shareholders of the Company who failed to timely file a Form 3, 4 or 5.
Independence of the Board
The Company's Board currently consists of Timothy Barry, Brian Edgar, Daniel Kunz and John McClintock.   Mr. Barry, Mr. Edgar, Mr. Kunz and Mr. McClintock are being nominated by the Company for re-election at the Meeting.  Mr. Kunz and Mr. McClintock are considered "independent" as that term is defined in Section 311 of the Toronto Stock Exchange ("TSX") Company Manual.
Board Leadership Structure
The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  Brian Edgar has been the Company's Chairman of the Board since April 2010, while Timothy Barry has served as the Company's Chief Executive Officer since February 2011.  The Board believes that this leadership structure is appropriate, as Mr. Edgar and Mr. Barry bring complimentary skills to the Company's business operations and strategic plans and generally are focused on somewhat different aspects of the Company's operations.  Mr. Barry, with his geological background and experience, has a greater depth of knowledge regarding the Company's exploration activities, while Mr. Edgar has a significant amount of experience with mid-sized and junior level exploration and mining companies and with the capital markets.
Although Mr. Edgar does not work full-time for the Company, he does devote a significant portion of his time to the day-to-day affairs of, and plays a key policy-making role for, the Company.  For this reason, the Company views Mr. Edgar as one of its executive officers.
Also, the Board does not have a formal policy with respect to the consideration of diversity when assessing directors and directorial candidates but considers diversity as part of its overall assessment of the Board's functioning and needs.

Board's Role in Risk Oversight
Company management is charged with the day-to-day management of risks the Company faces.  However, the Board, directly and through its committees, is actively involved in the oversight of the Company's risk management policies.  The Audit Committee is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company's major risk exposures (whether financial, operating or otherwise) and the steps management has taken to monitor, control and manage these exposures, including the Company's risk assessment and risk management guidelines and policies.  The Audit Committee reports to the Board regarding the foregoing matters, and the Board ultimately approves any changes in corporate policies, including those pertaining to risk management.  Additionally, the Compensation Committee oversees the Company's compensation policies generally, in part to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.  The Audit Committee and the Compensation Committee correspond with, and report to, management and the Board.
Meetings of the Board and Committees
Board of Directors
The Company's Board held ten meetings during the fiscal year ended October 31, 2017, and five additional meetings during the current fiscal year.  Such meetings consisted of both actions taken by the unanimous written consent of the directors and live meetings at which the directors were present in person or by telephone.  All of the Company's directors attended at least 75% of the Board meetings conducted during the fiscal year ended October 31, 2017.  The Company does not have a formal policy with regard to Board members' attendance at annual meetings but encourages them to attend shareholder meetings.  Mr. Edgar, Mr. McClintock and Mr. Barry attended last year's annual meeting of shareholders.
Audit Committee
The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The following persons currently serve on our Audit Committee: John McClintock and Daniel Kunz. Effective as of April 19, 2017, Mr. Barry no longer serves on the Audit Committee.  Messrs. McClintock and Kunz are considered "independent" under Rule 10A-3 of the Exchange Act.  Mr. Kunz is the "financial expert" for the Audit Committee.
The Audit Committee held five meetings during the fiscal year ended October 31, 2017, and has held four meetings during the current fiscal year.  Messrs. Kunz and McClintock attended all of the meetings in person or by telephone.  On May 1, 2006, the Board adopted a written charter for the Audit Committee, which was amended on February 14, 2012 and February 22, 2017.  The Audit Committee charter is available on our website at www.silverbullresources.com.  The composition of the Audit Committee following the Meeting will be determined by the Board after the Meeting.
Compensation Committee
The Company's Compensation Committee currently consists of John McClintock and Daniel Kunz, each of whom is considered "independent" under Section 311 of the TSX Company Manual.  The Compensation Committee held three meetings during the fiscal year ended October 31, 2017 and has held three meetings during the current fiscal year.  The composition of the Compensation Committee following the Meeting will be determined by the Board after the Meeting.

Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives.  This includes the responsibility (1) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives; and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation.  The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate.  The Compensation Committee may also invite the executive officers and other members of management to participate in its deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the chief executive officer may not be present for the deliberation of or the voting on compensation for the Chief Executive Officer.  The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.
The Compensation Committee also has the authority and responsibility (1) to review the fees paid to independent directors for service on the Board and its committees, and make recommendations to the Board with respect thereto (however, disinterested members of the Board ultimately determine the fees paid to the independent directors); and (2) to review the Company's incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed.
The Compensation Committee is authorized to delegate any of its responsibilities to a subcommittee as the Compensation Committee deems appropriate.  The Compensation Committee's charter was adopted by the Board on May 1, 2006 and amended on December 5, 2006, February 22, 2013, and February 22, 2017.  The charter is available on our website at www.silverbullresources.com.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee served as an employee of the Company during the fiscal year ended October 31, 2017 (or subsequently).  No current member of our Compensation Committee formerly served as an officer of the Company, and none of the current members of the Compensation Committee has entered into a transaction with the Company in which he had a direct or indirect interest that is required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.  During the past year, no executive officer of the Company served as a director or on the compensation committee of another entity whose executive officer also served on the Company's Board or Compensation Committee.
Corporate Governance and Nominating Committee
The Company's Corporate Governance and Nominating Committee currently consists of Daniel Kunz and John McClintock, each of whom is considered "independent" under Section 311 of the TSX Company Manual.  The future composition of the Corporate Governance and Nominating Committee will be determined after the Meeting.  Duties of the Corporate Governance and Nominating Committee include oversight of the process by which individuals may be nominated to our Board.  Our Corporate Governance and Nominating Committee's charter was adopted by the Board on May 1, 2006 and amended on July 7, 2006, February 22, 2013, and February 22, 2017 and is available on our website at www.silverbullresources.com.
The functions performed by the Corporate Governance and Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees.  In making nominations, our Corporate Governance and Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company's shareholders.
The Corporate Governance and Nominating Committee will consider nominees proposed by our shareholders.  To recommend a prospective nominee for the Corporate Governance and Nominating Committee's consideration, you may submit the candidate's name by delivering notice in writing, if sent by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1610, P.O. Box 10427, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Corporate Governance and Nominating Committee, or, if sent other than by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1610, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Corporate Governance and Nominating Committee.

A shareholder nomination submitted to the Corporate Governance and Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in the most recent proxy statement under the heading Shareholder Proposals, as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:
(i)	The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation.
(ii)
The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly.

(iii)
The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the "proposed nominee") together with information regarding such person's education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years and other relevant information.

(iv)	Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K.
(v)
Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of SEC Regulation S-K).

(vi)	Information regarding the share ownership of the proposed nominee required by Item 403 of SEC Regulation S-K.
(vii)	Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of SEC Regulation S-K.
(viii)
The signed consent of the proposed nominee in which he or she (a) consents to being nominated as a director of the Company if selected by the Corporate Governance and Nominating Committee; (b) states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; (c) states whether the proposed nominee is "independent" as defined by applicable laws; and (d) attests to the accuracy of the information submitted pursuant to paragraphs (i) through (vii), above.

Although the information may be submitted by fax, e-mail, mail or courier, the Corporate Governance and Nominating Committee must receive the proposed nominee's signed consent, in original form, within ten days of the nomination having been made.
When the information required above has been received, the Corporate Governance and Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.  No shareholder nominations were received in connection with the Meeting.
The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director.  The Corporate Governance and Nominating Committee will:
(1)
Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints.  The Corporate Governance and Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company;

(2)
Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership; and

(3)
Receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers or shareholders in accordance with policies set by the Corporate Governance and Nominating Committee and applicable laws.

The Corporate Governance and Nominating Committee held one telephonic meeting during the fiscal year ended October 31, 2017 and has held one meeting during the current fiscal year.  The Corporate Governance and Nominating Committee has nominated Brian Edgar, Timothy Barry, John McClintock and Daniel Kunz to stand for re-election at the Meeting.  The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communication with the Board
The Company values the views of its shareholders (current and future shareholders, employees and others).  Accordingly, the Board established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company's Board or to its non-management directors.  Any shareholder who wishes to communicate with the Board or the non-management directors may write, if sent by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1610, P.O. Box 10427, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Audit Committee Chair, or, if sent other than by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1610, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Audit Committee Chair.
The chair of the Audit Committee is the Board Communications Designee.  He will review all communications and report on the communications to the chair of the Corporate Governance and Nominating Committee, the full Board or the non-management directors as appropriate.  The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.
EXECUTIVE COMPENSATION
Compensation and Other Benefits of Named Executive Officers
The following table sets out the compensation received for the fiscal years ended October 31, 2017, 2016, and 2015 in respect to each of named executive officers.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($) (1)	Non-Equity Incentive Plan Compensation (1)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Current Named Executive Officers
Timothy Barry (3) Chief Executive Officer, President and Director	2017 2016 2015	167,533 142,942 165,201	23,268 18,641 3,824	- - -	57,281 28,043 -	- - -	248,082 189,626 169,025

Sean Fallis (4) Chief Financial Officer	2017 2016 2015	139,611 119,119 137,667	19,390 15,534 3,187	- - -	54,791 26,823 -	- - -	213,792 161,476 140,854

Brian Edgar (5) Chairman and Director	2017 2016 2015	69,805 58,720 68,834	- - -	- - -	54,791 26,823 -	- - -	124,596 85,543 68,834

(1)	All 2015, 2016, and 2017 CDN$ amounts have been converted to US$ using the CDN$/US$ exchange rate as of October 31, 2015, 2016, and 2017, respectively.
(2)
Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718-10, Stock Compensation.  See note 11 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2017 for a discussion regarding assumptions used to calculate fair value under the Black–Scholes–Merton valuation model.

(3)
Mr. Barry was appointed as Vice President – Exploration on September 1, 2010, and then as our President and Chief Executive Officer on February 25, 2011.  As amended on June 1, 2011, February 26, 2013 and June 4, 2015, Mr. Barry's employment agreement provides for base compensation of CDN$216,000 annually.  On February 23, 2016, Mr. Barry's employment agreement was amended to reduce his base compensation by 30% effective January 16, 2016.  On June 24, 2016, Mr. Barry's employment agreement was amended to increase his base compensation to CDN$216,000 annually effective June 1, 2016.  Also, Mr. Barry is eligible to receive an annual bonus at the discretion of the Board. For fiscal year 2017, Mr. Barry was paid an aggregate bonus of $23,268, which includes a portion of the CDN$30,000 bonus paid for calendar year 2017 performance and a portion of the CDN$30,000 bonus paid for calendar year 2016 performance.

(4)
Mr. Fallis was appointed as the Company's Chief Financial Officer on April 15, 2011.  From February 7, 2011 to April 14, 2011, he served as our Vice President – Finance.  On February 26, 2013, Silver Bull entered into an amended and restated employment agreement with Sean Fallis that provides for an annual base salary effective March 1, 2013 of CDN$180,000, and he is eligible to receive an annual bonus at the discretion of the Board.  The agreement was amended on February 26, 2015 and June 4, 2015 to modify the severance amount payable in certain circumstances.  The agreement was amended again on February 23, 2016 to reduce his base compensation by 30% effective January 16, 2016.  On June 24, 2016, Mr. Fallis' employment agreement was amended to increase his base compensation to CDN$180,000 annually effective June 1, 2016.  Prior to March 1, 2013, Mr. Fallis' base compensation was CDN$165,000 per year since May 1, 2012 and CDN$150,000 per year prior to that.  For fiscal year 2017, Mr. Fallis was paid a bonus of $19,390, which includes a portion of the CDN$25,000 bonus paid for calendar year 2017 performance and a portion of the CDN$25,000 bonus paid for calendar year 2016 performance.

(5)
Mr. Edgar is paid CDN$90,000 per year.  On February 23, 2016, Mr. Edgar's employment agreement was amended to reduce his salary by 30% to CDN$63,000 per year effective January 16, 2016.  On June 24, 2016, Mr. Edgar's employment agreement was amended to increase his base compensation to CDN$90,000 annually effective June 1, 2016.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers identified in the Summary Compensation Table contained above (the "named executive officers").
The Compensation Committee of the Board (the "Compensation Committee") reviews and approves the total direct compensation packages for each of our executive officers.  Notably, the salary and other benefits payable to those persons who served as our named executive officers during the fiscal year ended October 31, 2017 are set forth in employment agreements which are discussed below.  Stock option grants, as applicable to the named executive officers, are reviewed by the Compensation Committee and approved by the Board.  The Compensation Committee has not engaged the services of or paid a fee to any compensation consultant or other third party to evaluate or assist with the evaluation of the Company's compensation arrangements.
The principle objectives that guide the Compensation Committee in its deliberations regarding executive compensation matters include:
•	attracting and retaining highly qualified executives who share our Company values and commitment by designing the total compensation package to be fair and competitive;
•	providing executives with contractual terms that offer them reasonable security; and
•
motivating executives to provide excellent leadership and achieve Company goals by linking short-term and long-term incentives to the achievement of business objectives, thereby aligning the interests of executives and shareholders.

The primary elements of compensation to our named executive officers are cash compensation and equity compensation in the form of stock option grants, each of which are further described below.
In April 2011, our shareholders recommended, in a non-binding vote, that shareholder advisory votes on the compensation of our executive officers, commonly referred to as a "say-on-pay" vote, be held every three years.  Approximately 57% of the votes cast were voted in favor of a three-year frequency.  Accordingly, the Board adopted the shareholders' recommendation to hold the say-on-pay vote every three years.  In April 2014, we held a shareholder advisory vote on the compensation of our named executive officers, and our shareholders overwhelmingly approved the compensation of our named executive officers, with over 95% of shareholder votes cast in favor of our say-on-pay resolution. In April 2017, our shareholders recommended, in a non-binding say-on-pay frequency vote, that shareholder advisory votes on the compensation of our executive officers be held every year. Approximately 50% of the votes cast were voted in favor of a one-year frequency. Accordingly, the Board adopted the shareholders' recommendation to hold the say-on-pay vote every year. Also in April 2017, we held a shareholder say-on-pay advisory vote, and our shareholders overwhelmingly approved the compensation of our named executive officers, with approximately 92% of shareholder votes cast in favor of our say-on-pay resolution.
As we evaluated our compensation practices for the calendar years 2017 and 2018, we were mindful of the strong support our shareholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of shareholder value.  As a result, our Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on short- and long-term incentive compensation that rewards our executives when they deliver value for our shareholders during 2018.  We are submitting the compensation of our named executive officers to an advisory vote this year as described more fully below under "Proposal Three."
The Compensation Committee evaluates executive performance and makes salary adjustments, discretionary bonus determinations and equity awards.  In January 2018, the Compensation Committee approved bonus targets for our named executive officers.
For Mr. Barry, the Compensation Committee approved a 2018 bonus target of CDN$30,000.  For fiscal year 2017, Mr. Barry was paid an aggregate bonus of $23,268, which includes a portion of the CDN$30,000 bonus paid for calendar year 2017 performance and a portion of the CDN$30,000 bonus paid for calendar year 2016 performance.  The amount of bonus awarded to Mr. Barry will be determined in December 2018 or early 2019 at the discretion of and as evaluated by the Compensation Committee based on his performance during 2018.
For Mr. Fallis, the Compensation Committee approved a 2018 bonus target of CDN$25,000.  For fiscal year 2017, Mr. Fallis was paid a bonus of $19,390, which includes a portion of the CDN$25,000 bonus paid for calendar year 2017 performance and a portion of the CDN$25,000 bonus paid for calendar year 2016 performance.  The amount of bonus awarded to Mr. Fallis will be determined in December 2018 or early 2019 at the discretion of and as evaluated by the Compensation Committee based on his performance during 2018.
No bonus performance target was approved for Mr. Edgar.  Any bonus for Mr. Edgar's 2018 performance will be determined solely by the Compensation Committee's discretion.
Cash Compensation Payable to our Named Executive Officers
Our named executive officers receive a base salary payable in accordance with our normal payroll practices.  The base salaries of our executive officers are set forth in employment agreements between the Company and each officer.  Based on the Compensation Committee's knowledge of the industry and size and financial resources of the Company, the Compensation Committee believes that the base salaries of the Company's executive officers are competitive to those that are received by comparable officers with comparable responsibilities in similar companies.

When the Compensation Committee considers total cash compensation for our named executive officers, it does so by evaluating their responsibilities, experience and the competitive marketplace.  Specifically, the Compensation Committee considers the following factors:
•	the executive's leadership and operational performance and potential to enhance long-term value to the Company's shareholders;
•	the Company's financial resources;
•	performance compared to the financial, operational and strategic goals established for the Company;
•	the nature, scope and level of the executive's responsibilities;
•	competitive market compensation paid by other companies for similar positions, experience and performance levels; and
•	the executive's current salary, and the appropriate balance between incentives for long-term and short-term performance.
Historically, the Company has entered into employment agreements with its executive officers that provide for a base salary and other benefits.
Option Grants to our Named Executive Officers
We have granted stock options to our named executive officers.  Historically, options were granted to officers on or about the time of their initial appointment.  We also may make additional awards to our executive officers at the discretion of the Board.  Options granted to our executive officers generally vest over a period of two years from the date of grant, subject to acceleration in certain circumstances, including upon a change of control.  These option grants are intended to provide incentives to our officers who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it.  We believe that option grants also help to align the interests of our management and employees with the interests of shareholders.  Further, we believe that these option grants serve as additional incentive for our officers, and in turn the achievement of these objectives will help our performance.  The amount of the option grant to each executive officer is intended, in conjunction with cash salary and bonus amounts, to provide aggregate compensation that is competitive with amounts received by similarly experienced officers of comparable companies.
Employment Agreements with our Named Executive Officers
Historically, the Company has entered into employment agreements with its named executive officers.  Each of our executive officers is paid a salary for his services and has been granted stock options in consideration for his services.  When the Compensation Committee considers salaries for our executives, it does so by evaluating their responsibilities, experience, the competitive marketplace and our financial resources and projections.  Pursuant to its charter, the Compensation Committee reviews and approves the terms of the compensation granted and awarded to our named executive officers.
Timothy Barry
On February 26, 2013, Mr. Barry entered into an amended and restated employment agreement with the Company, pursuant to which he receives a base salary of CDN$18,000 per month (CDN$216,000 per year).  The agreement was amended on June 4, 2015 to modify the severance amount payable in certain circumstances.  On February 23, 2016, Mr. Barry's employment agreement was amended to reduce his salary by 30% to CDN$12,600 per month (CDN$151,200 per year) effective January 16, 2016.  Mr. Barry's employment agreement was again amended on June 24, 2016 to reinstate his base salary of CDN$18,000 per month (CDN$216,000 per year), effective June 1, 2016.  Mr. Barry is also eligible to receive an annual bonus based on performance criteria set by the Board.  According to the severance terms of the employment agreement, upon termination of employment by the Company, Mr. Barry is entitled to receive a lump-sum severance payment equal to CDN$216,000 if Mr. Barry is terminated without cause.  However, upon a change of control (which is defined in the employment agreement), Mr. Barry is entitled to receive a lump-sum severance payment equal to CDN$432,000 plus the previous year's bonus, if Mr. Barry or the Company terminates his employment within three months of such change of control.
Under his employment agreement, Mr. Barry will also be subject to a non-compete provision for six (6) months following termination of his employment for any reason; provided, however, that the non-compete provision shall not apply if the Company terminates his employment following a change of control.

Sean Fallis
On February 26, 2013, Mr. Fallis entered into an amended and restated employment agreement with the Company that increased his annual base salary to CDN$15,000 per month (CDN$180,000 per year) effective March 1, 2013.  Mr. Fallis is also eligible to receive an annual bonus based on performance criteria set by the Board.  On February 26, 2015 and June 4, 2015, the agreement was amended to modify the severance amount payable in certain circumstances.  On February 23, 2016, Mr. Fallis' employment agreement was further amended to reduce his salary by 30% to CDN$10,500 per month (CDN$126,000 per year) effective January 16, 2016.  Mr. Fallis' employment agreement was again amended on June 24, 2016 to reinstate his base salary of CDN$15,000 per month (CDN$180,000 per year), effective June 1, 2016.  Under the employment agreement, Mr. Fallis is entitled to receive a lump-sum severance payment equal to CDN$180,000 if Mr. Fallis is terminated without cause.  However, upon a change of control (which is defined in the employment agreement), Mr. Fallis is entitled to receive a lump-sum severance payment equal to CDN$360,000 plus the previous year's bonus, if Mr. Fallis or the Company terminates his employment within three months of such change of control.
Under his employment agreement, Mr. Fallis will also be subject to a non-compete provision for six (6) months following termination of his employment for any reason; provided, however, that the non-compete provision shall not apply if the Company terminates his employment following a change of control.
Brian Edgar
On February 26, 2013, Mr. Edgar entered into an amended and restated employment agreement with the Company, pursuant to which he receives a base salary of CDN$7,500 per month (CDN$90,000 per year).  The agreement was amended on June 4, 2015 to modify the severance amount payable in certain circumstances.  On February 23, 2016, Mr. Edgar's employment agreement was further amended to reduce his salary by 30% to CDN$5,250 per month (CDN$63,000 per year) effective January 16, 2016.  Mr. Edgar's employment agreement was again amended on June 24, 2016 to reinstate his base salary of CDN$7,500 per month (CDN$90,000 per year).  Mr. Edgar is also eligible to receive an annual bonus for prior calendar year service at the discretion of the Board.  Although Mr. Edgar holds the title of Chairman, because he dedicates a significant portion of his time to the day-to-day affairs of the Company and continues to have a key role in policy-making for the Company, the Company views Mr. Edgar as one of its named executive officers.
According to the severance terms of the employment agreement, upon termination of employment by the Company without cause, Mr. Edgar is entitled to receive a lump-sum severance payment equal to CDN$90,000.  However, upon a change of control (which is defined in the employment agreement), Mr. Edgar is entitled to receive a lump-sum severance payment equal to CDN$180,000 plus the previous year's bonus, if Mr. Edgar or the Company terminates his employment within three months of such change of control.
Under his employment agreement, Mr. Edgar will also be subject to a non-compete provision for six (6) months following termination of his employment for any reason; provided, however, that the non-compete provision shall not apply if the Company terminates his employment following a change of control.

Potential Payments Upon Termination or Change of Control
The following table shows the potential payments upon termination of employment of our executive officers as of October 31, 2017.  For the purposes of this table, it is assumed that the terminated employee receives the maximum payment under his employment agreement with the Company, and, in the case of a change of control, that each officer's employment is terminated, either by the officer or by the Company, within three months following the change of control.  For purposes of the officers' employment agreements, "Change of Control" means the occurrence of one or more of the following events:
(i)	a sale, lease or other disposition of all or substantially all of the assets of the Company;
(ii)
a consolidation or merger of the Company with or into any other corporation or other entity or person (or any other corporate reorganization) in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization;

(iii)
a transaction or series of related transactions pursuant to which any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or

(iv)
a transaction or series of transactions pursuant to which (A) any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least twenty percent (20%) of the combined voting power entitled to vote in the election of directors or securities of the Company that upon conversion or exchange of such securities, would represent at least twenty percent (20%) of the combined voting power entitled to vote in the election of directors, and (B) in connection with or as a result of such transaction or series of transactions, a majority of the Company's board of directors resigns and is replaced with nominees designated by such person, entity or group.

Name	Terminate Event	Cash Severance Payment ($) (1)	Accelerated Vesting ($) (2)	Total ($)
Timothy Barry (3)	For Cause:	-	-	-
	Without Cause:	167,533	-	167,533
	Change of Control:	335,066	10,406	345,472

Sean Fallis (4)	For Cause:	-	-	-
	Without Cause:	139,611	-	139,611
	Change of Control:	279,222	9,954	289,176

Brian Edgar (5)	For Cause:	-	-	-
	Without Cause:	69,805	-	69,805
	Change of Control:	139,611	9,954	149,565

(1)	CDN$ amounts have been converted to US$ using the CDN$/US$ exchange rate as of October 31, 2017.

(2)
Options to purchase Common Stock vest in equal installments annually over one to two years from the date of grant, subject to acceleration in certain circumstances, including upon a change of control.  The value of the vesting acceleration was calculated by multiplying the number of unvested in-the-money options as of October 31, 2017 by the spread between the closing price of our Common Stock on October 31, 2017 and the exercise price of such unvested options.

(3)
In February 2013, Mr. Barry's employment agreement was amended to increase the amount payable upon a change of control from CDN$216,000, plus prior year's bonus, to CDN$432,000, plus prior year's bonus.

(4)
In February 2013, Mr. Fallis' employment agreement was amended to increase the amount payable upon a change of control from CDN$180,000, plus prior year's bonus, to CDN$360,000, plus prior year's bonus.  In February 2015, Mr. Fallis' employment agreement was amended to increase the amount payable upon termination without cause from CDN$90,000 to CDN$180,000.

(5)
In February 2013, Mr. Edgar's employment agreement was amended to increase the amount payable upon a change of control from CDN$90,000, plus prior year's bonus, to CDN$180,000, plus prior year's bonus.

Stock Option, Stock Awards and Equity Incentive Plans
As of October 31, 2017, we had one active equity compensation plan, the 2010 Stock Option and Bonus Plan, as amended (the "Plan").
Adoption and Approval
The Plan was adopted by the Board on December 22, 2009 and approved by the shareholders on April 15, 2010.  At the 2016 annual meeting, the Company's shareholders approved an amendment to the Plan that fixed a maximum number of bonus shares issuable under the Plan to 800,000 on an annual basis, and the grant of such entitlements until April 20, 2019.
Eligibility and Reservation of Shares
Under the Plan, the Company may grant incentive options or stock bonuses to employees (including officers), consultants and directors (whether or not they are employees) of the Company or its present or future divisions, affiliates and subsidiaries (together, "Eligible Persons").
Subject to certain limitations set forth under the Plan, options and bonuses may be granted to Eligible Persons, which Eligible Persons will be eligible to receive more than one grant of an option or bonus during the term of the Plan.
The maximum number of shares issuable upon exercise of options and pursuant to bonuses under the Plan will not exceed the lower of (i) 30,000,000 shares or (ii) 10% of the total shares outstanding, subject to adjustments as provided under the Plan.
As of the date of the Proxy Statement, a total of 20,059,734 shares are issuable under the Plan, and a total of 12,780,000 options are outstanding under the Plan, which underlying shares issuable upon the exercise of such options represent approximately 6.4% of the total shares issued and outstanding as of the date of the Proxy Statement.  As of the date of the Proxy Statement, a total of 676,666 options have been exercised or forfeited in cashless option exercises under the Plan.  Therefore, as of the date of the Proxy Statement, a total of 6,603,068 shares remain available for issuance for awards under the Plan.
The Plan does not contain a limit on the percentage of securities available to insiders of the Company, nor the number of securities any one person or company is entitled to receive thereunder.
Exercise Price
Options granted under the Plan shall have an exercise price which will not be less than 100% of the "Fair Market Value" on the date of grant, which is defined as the last sale price of the Company's shares as reported on the national securities exchange on which the stock is principally traded on the date of the grant, or if such date was not a trading date, on the trading date immediately preceding such date.  Because the Company's shares of Common Stock currently trade on the OTCQB marketplace, the TSX has advised that it will require the calculation of Fair Market Value to be determined solely on the basis of TSX trading data.

With respect to any incentive stock options granted to a person owning more than 10% of the total voting securities of the Company, the exercise price of such incentive stock options will be at a price of no less than 110% of the Fair Market Value per share on the date of grant.
The exercise price will be paid in cash, in shares of the Company having a Fair Market Value equal to such exercise price or in property, or in a combination of cash, shares and property and, subject to approval of the Compensation Committee, may be effected in whole or in part with funds received from the Company at the time of exercise as a compensatory cash payment.
Vesting and Term
Options granted under the Plan typically have a graded vesting schedule over approximately one to two years and have a contractual term of two to five years, subject to acceleration in certain circumstances, including upon a change of control.
The exercise period of any option must not exceed 10 years from the date of the grant.  For incentive stock options granted to a person owning more than 10% of the total voting securities of the Company, the term must not exceed five years.
Cessation of Entitlement
Unless otherwise provided in the option agreement between the Company and the optionee, if the optionee ceases to be an employee, officer, director or consultant of the Company, other than by reason of death, disability or retirement, all vested and unexercised options granted thereunder to such optionee will terminate three months following the date the optionee ceases to hold such office or directorship and will terminate upon the date of termination of employment or other relationship if the optionee is discharged for cause.  Options granted, whether or not otherwise exercisable, will be exercisable within one year after the date of death, disability or retirement of the optionee, or the end of the original terms if earlier.  Unvested options expire immediately upon the date the optionee ceases to be an employee, officer, director or consultant of the Company, including by death or disability.
Assignment
Options granted pursuant to the Plan are not assignable other than by will or applicable laws of descent and distribution or, with respect to any non-qualified stock options as described under the Plan, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder.
Amendment Provisions
Subject to the policies, rules and regulations of any lawful authority having jurisdiction, including any exchange with which the shares of the Company are listed for trading, the Board may at any time, without further action by the shareholders:
(a)
amend the Plan or any option granted thereunder in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to ensure that options granted thereunder will comply with any provisions respecting stock options in the income tax and other laws in force in any country or jurisdiction of which any option holders may from time to time be a resident or citizen; or

(b)	terminate the Plan,

provided, however, that any amendment that would:
(a)	materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the Exchange Act;
(b)	grant eligibility to a class of persons who are subject to Section 16(a) of the Exchange Act and are not included within the terms of the Plan prior to the amendment;
(c)	materially increase the benefits accruing to persons who are subject to Section 16(a) of the Exchange Act under the Plan; or
(d)
require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Company's securities then may be listed, the Internal Revenue Code or any other applicable law will be subject to the approval of the shareholders of the Company.
Notwithstanding the above, any increase or modification that may result from certain adjustments authorized under the Plan or which are required for compliance with the Exchange Act, the Internal Revenue Code, ERISA, their rules or other laws or judicial order, will not require shareholder approval.
The following table sets forth the outstanding equity awards for each named executive officer at October 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Underlying Unexercised		Option		Option
	Options		Exercise		Expiration
	Exercisable	Unexercisable	Price		Date

Current Named Executive Officers
Timothy Barry (1)	500,000	-	$0.37		6/25/2018
Chief Executive Officer, President	700,000	-	$0.26		9/3/2019
and Director	766,667	383,333	$0.06	(2)	2/22/2021
	383,333	766,667	$0.09	(5)	4/5/2022

Sean Fallis (3)	400,000	-	$0.37		6/25/2018
Chief Financial Officer	600,000	-	$0.26		9/3/2019
	733,333	366,667	$0.06	(2)	2/22/2021
	366,667	733,333	$0.09	(5)	4/5/2022

Brian Edgar (4)	450,000	-	$0.37		6/25/2018
Chairman and Director	650,000	-	$0.26		9/3/2019
	733,333	366,667	$0.06	(2)	2/22/2021
	366,667	733,333	$0.09	(5)	4/5/2022

(1)	Options vest in three equal installments: one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date.
(2)	Exercise price of CDN$0.075 was converted based on the foreign currency exchange rate as of February 23, 2016 (CDN$1.00 = US$0.7277).
(3)	Options vest in three equal installments: one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date.
(4)
Options other than the options expiring February 22, 2021 and April 5, 2022 vest in two equal installments: one-half on the grant date and one-half on the anniversary of the grant date.  The options expiring February 22, 2021 and April 5, 2022 vest in three equal installments: one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date.

(5)	Exercise price of CDN$0.125 was converted based on the foreign currency exchange rate as of April 6, 2017 (CDN$1.00 = US$0.7458).

GRANTS OF PLAN-BASED AWARDS
The following table summarizes grants of awards to our executive officers during the fiscal year ended October 31, 2017 and possible future payouts pursuant to those awards.
	Estimated Future Payouts					All Other
	Under Non-Equity Incentive					Option
	Plan Awards (1)					Awards:
Current Named Executive Officers	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Grant Date for Option Awards	Number of Shares Underlying Options (2) (#)	Grant Date Fair Value of Option Awards

Timothy Barry	1/8/2018	-	CDN30,000	(3)	4/6/2017	1,150,000	57,281
Chief Executive Officer, President and Director

Sean Fallis	1/8/2018	-	CDN25,000	(3)	4/6/2017	1,100,000	54,791
Chief Financial Officer

Brian Edgar		-	-	(3)	4/6/2017	1,100,000	54,791
Chairman and Director

(1)
Includes amounts that may be payable as cash bonuses as described in "Compensation Discussion and Analysis – Employment Agreements with our Named Executive Officers" granted under the executive officers' employment agreements.

(2)
These options are described in "Compensation Discussion and Analysis – Option Grants to our Named Executive Officers" and in the "Compensation Discussion and Analysis – Outstanding Equity Awards at Fiscal Year-End" table.

(3)	Bonus potential, if any, is at the discretion of the Board.
Securities Authorized for Issuance Under Equity Compensation Plans
As of October 31, 2017, we had one active, formal equity compensation plan, the Plan.  Under the Plan, the lesser of (i) 30,000,000 shares or (ii) 10% of the total shares outstanding will be reserved to be issued upon the exercise of options or the grant of stock bonuses.  As of October 31, 2017, there are 19,925,996 shares reserved for issuance under the Plan.  As of October 31, 2017, options to acquire 12,780,000 shares of Common Stock are outstanding pursuant to the Plan, and 6,469,330 shares remain available for issuance under the Plan.  Five million shares of Common Stock were reserved for issuance under our 2006 Stock Option Plan (the "2006 Plan").  As of October 31, 2017, options to acquire 14,286 shares of Common Stock are outstanding pursuant to the 2006 Plan. As of the date of this Proxy Statement there are no options to acquire shares of Common Stock pursuant to the 2006 Plan. As of May 1, 2016, no additional shares remain available for issuance under the 2006 Plan.

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under our compensation plans as of October 31, 2017.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	12,794,286	(1)	$0.16	6,469,330	(2)

Total	12,794,286		$0.16	6,469,330

(1)	Includes (i) options to acquire 14,286 shares of Common Stock under the 2006 Plan and (ii) options to acquire 12,780,000 shares of Common Stock under the Plan.

(2)	Includes 6,469,330 shares of Common Stock available for issuance under the Plan.

Compensation of Directors
During the fiscal year ended October 31, 2017, the following persons served on the Company's Board:

Brian Edgar (Chairman) (1)
Timothy Barry (2)
Daniel Kunz (3)
John McClintock (4)

_________________________

(1) Elected to the Board effective as of April 16, 2010.
(2) Elected to the Board effective as of March 2, 2011.
(3) Elected to the Board effective as of April 20, 2011.
(4) Elected to the Board effective as of February 22, 2012.

Independent Director Compensation Structure
In connection with their election at the Company's last annual meeting of shareholders, the Board concluded that each of Messrs. McClintock and Kunz were independent.  The Board evaluates the independence of its members on an as-needed basis throughout the year and has not changed that assessment.  With respect to the nominees for election at the Meeting, the Board has concluded that each of Messrs. McClintock and Kunz is independent.
Each of the Company's independent directors is compensated $20,000 per year, paid in quarterly installments, and issued additional stock option grants for his services.  In addition, the person serving as the Chair of the Company's Audit Committee receives an annual cash fee of $6,000 (payable in quarterly installments), and its Compensation Committee Chair and its Corporate Governance and Nominating Committee Chair each receive an annual cash fee of $3,000 (payable in the same manner), in each case in consideration for its respective service as the chairs of such committees.

Chairman Compensation Structure
Effective April 16, 2010, Brian Edgar began serving as the Company's Executive Chairman.  Effective September 2, 2011, the Company entered into an amended and restated employment agreement with Mr. Edgar.  Mr. Edgar was being compensated at the rate of CDN$7,500 per month (CDN$90,000 per year) and was eligible for an annual bonus at the discretion of the Board.  On February 26, 2013, Mr. Edgar entered into another amended and restated employment agreement, which was amended on June 4, 2015 to modify the severance amount payable in certain circumstances.  On February 23, 2016, Mr. Edgar's employment agreement was further amended to reduce his salary by 30% to CDN$5,250 per month (CDN$63,000 per year).  His employment agreement was again amended on June 24, 2016 to reinstate his base salary of CDN$7,500 per month (CDN$90,000 per year).  Because the Company views Mr. Edgar as an executive officer, his compensation is shown above in the Summary Compensation Table rather than in the Director Compensation Table below.  On January 9, 2012, the Company changed Mr. Edgar's title to Chairman.
According to the severance terms of the of the employment agreement, upon termination of employment by the Company without cause, Mr. Edgar is entitled to receive a lump-sum severance payment equal to CDN$90,000.  Upon a change of control (which is defined in the employment agreement), Mr. Edgar is entitled to receive a lump-sum severance payment equal to CDN$180,000, plus the amount of the prior year's bonus (if any), if Mr. Edgar or the Company terminates his employment within three (3) months of such change of control.
Director Compensation – Fiscal Year 2017
During the fiscal year ended October 31, 2017, the Company compensated the following directors, who are not named executive officers, for their services as directors as follows:
DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Option awards ($) (1)	Total ($)
Daniel Kunz (2)	26,000	9,962	35,962
John McClintock (3)	26,000	9,962	35,962
_________________________

(1)
Amounts represent the calculated fair value of stock options granted to the named directors based on provisions of ASC 718-10, Stock Compensation.  See note 11 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended October 31, 2017 for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)	Mr. Kunz was paid $26,000 during the fiscal year ended October 31, 2017, which includes $6,000 for serving as the Chair of the Audit Committee.
(3)
Mr. McClintock was paid $26,000 during the fiscal year ended October 31, 2017, which included $3,000 for serving as Chair of the Compensation Committee and $3,000 for serving as Chair of the Corporate Governance and Nominating Committee.

Re-pricing of Options
None.

INDEPENDENT PUBLIC ACCOUNTANTS
As discussed in our Current Report on Form 8-K filed with the SEC on February 17, 2016, after completing a competitive process to determine our independent registered public accounting firm, the Audit Committee approved the engagement of Smythe as our independent registered public accounting firm for the fiscal year ending October 31, 2016.  Hein & Associates LLP ("Hein") served as our independent registered public accounting firm for each previous fiscal years since the fiscal year ended October 31, 2007.  On February 16, 2016, we informed Smythe of the Audit Committee's decision and formally engaged Smythe as our independent registered public accounting firm.  On February 16, 2016, we informed Hein that it was being dismissed as our independent registered public accounting firm.  We expect that a representative of Smythe will be present at the Meeting, will have the opportunity to make a statement if it desires to do so and will be available to respond to appropriate questions.  A representative of Hein is not expected to be present at the Meeting.
The reports of Smythe on our consolidated financial statements for the two most recent fiscal years ended October 31, 2017 and October 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Smythe on our consolidated financial statements for the fiscal years ended October 31, 2016 and 2017, respectively, contained a paragraph stating as follows:
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses, and has a lack of sufficient working capital.  This raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters also are discussed in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
During our fiscal year October 31, 2015, and during the subsequent interim periods preceding Hein's dismissal, there were (i) no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein would have caused Hein as applicable, to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of SEC Regulation S-K.
During the two most recent fiscal years ended October 31, 2017 and October 31, 2016, neither we nor anyone on our behalf has consulted with Smythe regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided to us that Smythe concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of SEC Regulation S-K).
Audit Fees
During the fiscal year ended October 31, 2017, Smythe billed us aggregate fees and expenses in the amount of $53,168. During the fiscal year ended October 31, 2016, (i) Smythe billed us aggregate fees and expenses in the amount of $43,527, and (ii) Hein billed us for fees and expenses in the amount of $9,200 and issued us a gross credit of $13,217 in connection with prior fees and expenses paid by us, representing a net credit from Hein to us of $4,017 during the period. These aggregate fees include professional services for the audit of our annual consolidated financial statements and the review of the unaudited interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and Registration Statements on Forms S-1 and S-8.
Audit-Related Fees
There were no audit-related fees billed by Smythe during the fiscal year ended October 31, 2017. There were no audit-related fees billed by Smythe or Hein during the fiscal year ended October 31, 2016.

Tax Fees
There were no fees and expenses for tax services billed by Smythe during the fiscal year ended October 31, 2017.  There were no fees and expenses for tax services billed by Smythe or Hein during the fiscal year ended October 31, 2016.
All Other Fees
There were no other services provided by Smythe during the fiscal year ended October 31, 2017. There were no other services provided by Smythe or Hein during the fiscal year ended October 31, 2016.
Audit Committee's Pre-Approval Practice
Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be "audit services" unless such services are pre-approved by the Audit Committee of the Board, or unless the services meet certain de minimis standards.  The Audit Committee's charter provides that the Audit Committee must:
•
preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by Section 10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002); and

•
preapprove all non-audit services (other than certain de minimis services described in Section 10A(i)(1)(B) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002)) that the auditors propose to provide to us or any of our subsidiaries.

The Audit Committee considers at each of its meetings whether to approve any audit services or non-audit services.  In some cases, management may present the request; in other cases, the auditors may present the request.
REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of Silver Bull Resources, Inc.:
Management is responsible for our internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted accounting principles ("GAAP") and the standards of the Public Company Accounting Oversight Board ("PCAOB") and to issue an opinion on our consolidated financial statements.  Our responsibility is to monitor and oversee those processes.  We hereby report to the Board of Directors that, in connection with the consolidated financial statements for the fiscal year ended October 31, 2017, we have:
•	reviewed and discussed the audited consolidated financial statements with management and the independent accountants;
•
discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified by SAS 89 and SAS 90; and

•
received the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526, as may be modified or supplemented, and discussed with the independent accountants the accountants' independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended October 31, 2017 be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2017, which is being provided with this Proxy Statement.
Respectfully submitted,
The Audit Committee of Silver Bull Resources, Inc.
Daniel Kunz, Chair
John McClintock

REPORT OF THE COMPENSATION COMMITTEE
To the Board of Directors of Silver Bull Resources, Inc.:
The Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report.
The Compensation Committee hereby reports to the Board of Directors that, in connection with the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2017, and this Proxy Statement, we have:
•	reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K; and
•
based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and this Proxy Statement on Schedule 14A.

Respectfully submitted,
The Compensation Committee of Silver Bull Resources, Inc.
John McClintock, Chair
Daniel Kunz

PROPOSAL ONE:  ELECTION OF DIRECTORS
The Board is nominating four (4) directors for election to serve until the next annual meeting or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
Nominees for Election of Directors
The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the re-election of the four (4) nominees for director: Timothy Barry, Brian Edgar, Daniel Kunz and John McClintock.
If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion.  If re-elected, each of the above named directors will each hold office until their successors are duly elected and qualified at the next annual meeting or until their earlier death, resignation or removal.
The Board recommends a vote "FOR" the election of Timothy Barry, Brian Edgar, Daniel Kunz and John McClintock.  Unless otherwise specified, the enclosed proxy will be voted "FOR" the election of the Board's slate of nominees.  Neither management nor the Board is aware of any reason which would cause any nominee to be unavailable to serve as a director.

PROPOSAL TWO:  RATIFICATION AND APPROVAL OF
 THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 19, 2018, the Board directed by resolution that the Company submit the selection of Smythe as the Company's independent registered public accounting firm for ratification and approval by our shareholders at the Meeting.
Although the Company is not required to submit the selection of the independent registered public accountants for shareholder approval, if the shareholders do not ratify and approve this selection, the Board may reconsider its selection of Smythe.  The Board considers Smythe to be well qualified to serve as the independent auditors for the Company; however, even if the selection is ratified and approved, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board determine that the change would be in our best interests.
The Board recommends a vote "FOR" Proposal Two.  Proposal Two requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Meeting.  Unless otherwise specified, the enclosed proxy will be voted "FOR" the ratification and approval of the appointment of Smythe as our independent registered public accounting firm.
PROPOSAL THREE:  APPROVAL, ON AN ADVISORY BASIS, OF
 THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, our shareholders are entitled to vote on whether the advisory shareholder vote to approve executive compensation should occur every one, two or three years, and may also choose to abstain from voting.  In 2017, approximately 50% of our Shareholders voted to approve executive compensation on an annual basis. After careful consideration of the results of this vote and other factors, our Board concluded that a vote on executive compensation every year, or an annual vote, is the most appropriate alternative for the Company.
The Board recognizes that providing shareholders with an advisory vote on executive compensation may produce useful information on shareholder sentiment with regard to the Company's executive compensation structure.  At the Meeting, shareholders will have the opportunity to cast an advisory vote on the compensation of our named executive officers, as described primarily under the heading "Executive Compensation" in this Proxy Statement.  This proposal, commonly known as a "say-on-pay" proposal, gives shareholders the opportunity to endorse or not endorse our 2017 executive compensation philosophy, programs, and policies and the compensation paid to the named executive officers.  Shareholders are being asked to consider and approve the following proposal:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers of Silver Bull Resources, Inc. as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).
The Company recognizes that a framework that accounts for the Company's financial resources and its business objectives is essential to an effective executive compensation program.  The Company's compensation framework and philosophy are established and overseen primarily by an independent Compensation Committee.  The compensation structure of our executive officers is intended to help the Company attract, motivate, and retain executive-level persons with the background, skills and knowledge who will contribute to the Company's long-term success.  To that end, we strive to ensure that the compensation of our executives is in-line with those of similarly situated junior-level exploration companies.  The Board, in cooperation with the Compensation Committee, attempts to balance the compensation of our executive officers between near-term compensation (being the payment of competitive salaries) with providing compensation intended to reward executives for the Company's long-term success (being equity-based compensation).  Moreover, the equity-based compensation element is intended to further align the longer term interests of our executive officers with that of our shareholders.

We believe that our executive compensation program implements our primary objectives of attracting and retaining qualified executive-level personnel, providing the executives with reasonable contractual terms that offer some level of security, and motivating executive-level personnel with a balance between short-term incentives with longer term incentives aimed to help further align the interests of our executive officers with our shareholders.  Shareholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of the compensation structure and programs implemented by the Company during its 2017 fiscal year and which we expect to continue going forward.
The advisory vote on the Company's executive compensation structure and program as described in this Proxy Statement (including under the heading "Executive Compensation") is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote.  Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast (in person or by proxy) at the Meeting.  Although the vote is non-binding, our Board and the Compensation Committee will review the voting results.  The Board and the Compensation Committee intend to consider the feedback obtained through this process in making future decisions about executive compensation programs.
The Board believes that the Company's executive compensation program is appropriately structured and effective in achieving the Company's core compensation objectives.  Accordingly, although this vote is non-binding, the Board recommends that shareholders vote "FOR" the proposal approving the compensation of the Company's executive officers.
ANNUAL REPORT TO SHAREHOLDERS
Included with this Proxy Statement is the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2017.
OTHER MATTERS
Management and the Board of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournment(s) or postponement(s) thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.
SHAREHOLDER PROPOSALS
Shareholders may submit proposals or director nominations for inclusion by the Company in next year's proxy statement.  For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's annual meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than 120 days before the anniversary of the release date of this Proxy Statement, unless the date of next year's annual meeting is changed by more than 30 days from the date of this year's Meeting.  After such date, any shareholder proposal will be considered untimely.
If we change the date of next year's annual meeting by more than thirty (30) days from the date of this year's Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials.  You should also be aware that your proposal must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials, and with any provision in our Bylaws regarding the same.
Silver Bull Resources, Inc. expects to hold its next annual meeting of shareholders in April 2019.  Proposals from shareholders intended to be present at the next annual meeting of shareholders should be addressed, if sent by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1610, P.O. Box 10427, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Corporate Secretary or, if sent other than by regular mail, to Silver Bull Resources, Inc., 777 Dunsmuir Street, Suite 1610, Vancouver, British Columbia, V7Y 1K4, Canada, Attention: Corporate Secretary.  We must receive the proposals by Friday, October 26, 2018.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested.  After Friday, October 26, 2018, any shareholder proposal will be considered to be untimely.
As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for our 2019 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than Thursday, January 10, 2019.   Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.
BY ORDER OF THE BOARD OF DIRECTORS: SILVER BULL RESOURCES, INC. Brian Edgar, Chairman

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/18/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Silver Bull Resources, Inc. (the "Company") in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/18/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐	______________________

1. Election of Directors

Nominees

01 Brian Edgar   02 Timothy Barry   03 Daniel Kunz   04 John McClintock

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2 Ratification and approval of the appointment of Smythe LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2018.	☐	☐	☐
3 Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said Proxies lawfully may do by virtue hereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000355581_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice of Annual Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com

SILVER BULL RESOURCES, INC.
ANNUAL MEETING OF SHAREHOLDERS - APRIL 19, 2018
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Silver Bull Resources, Inc. (the "Company") hereby appoints Timothy Barry and Sean Fallis, or either of them, as proxies (each, a "Proxy") to appear, attend and vote all of the shares of common stock of the Company in the name of the undersigned at the Annual Meeting of Shareholders to be held at the offices of Blake, Cassels, & Graydon LLP at Suite 2600, 595 Burrard Street, Vancouver, British Columbia V7X 1L3 on Thursday, April 19, 2018, at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES, FOR PROPOSAL TWO AND PROPOSAL THREE, UNLESS OTHERWISE SPECIFIED, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

0000355581_2 R1.0.1.17

Continued and to be signed on reverse side